Exhibit 10.17



September 10th, 2002


Westvaco Brand Security
One High Ridge Park
Stamford, CT 06905
Attn: Jim Reiman

Dear Mr. Reiman:

As discussed with both yourself and Jay Parker, NoCopi is pleased to offer the following terms for the extension of your license agreement for NoCopi Security Technologies. With this addendum, both Westvaco Brand Security and NoCopi Technologies, Inc. agree to the following:

1. Extend the current agreement through 12/31/2004 (16 months additional time after current termination date)

2. In exchange for this extension of termination date, Westvaco Brand Security is to pay NoCopi Technologies, Inc. $35,000 as a prepayment for this extension.

3. Westvaco Brand Security to pay NoCopi Technologies, Inc. an additional $35,000 when either of the following occur (which ever occurs first):

     a. Westvaco Brand Security will pay NoCopi Technologies, Inc. an additional $35,000 upon payment from customer(s) when NoCopi technology revenue to Westvaco Brand Security exceeds $70,000.

     b. If 'a' above has not occurred by 9/1/03, Westvaco Brand Security will pay NoCopi Technologies, Inc. the additional $35,000.

Agreed to this date _______________________________




_________________________________             __________________________________
Westvaco Brand Security                        NoCopi Technologies, Inc.